Exhibit 99.1

GETTY REALTY CORP.
COMPLETES $175 MILLION REVOLVING CREDIT FACILITY

JERICHO, N.Y., March 29, 2007 - Getty Realty Corp. (NYSE:GTY) announced today that it has amended and restated its definitive senior unsecured revolving credit facility with JPMorgan Chase Bank N.A., as Administrative Agent for a group of domestic commercial banks.

This transaction, among other items, increases the aggregate amount of the credit facility to $175,000,000, reduces the interest rate on LIBOR based borrowings by 0.25% and extends the term of the facility to March 2011. Under the terms of the credit facility, the Company will have the options to extend its term for one additional year and/or increase the amount of the facility by $125,000,000 to $300,000,000, subject to approval by the Company’s Board of Directors and the bank syndicate.

The credit facility agreement contains customary terms and conditions, including customary financial covenants. The facility permits borrowings at an interest rate equal to the sum of a base rate plus a margin ranging from 0.0% to 0.25% or a LIBOR rate plus a margin ranging from 1.0% to 1.5%. The applicable margin is based on the Company's leverage ratio, as defined in the credit facility agreement. The Company believes that the credit facility’s terms, conditions and covenants will not limit its current business practices.

Mr. Leo Liebowitz, Getty’s Chairman and CEO, said, “We are pleased to expand our banking relationships with JPMorgan and all of the original participants in the restated facility, each of which substantially increased their commitment to the facility. This increased credit facility will permit us to continue our focus on profitable growth through acquisitions of quality properties throughout the United States.”

Getty Realty Corp. is the largest publicly-traded real estate investment trust in the United States specializing in the ownership and leasing of retail motor fuel and convenience store properties and petroleum distribution terminals. The Company owns and leases over 1,050 properties in the Eastern United States.

CERTAIN STATEMENTS IN THIS NEWS RELEASE MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS," “PROJECTS,” “ESTIMATES” AND SIMILAR EXPRESSIONS ARE USED IN THIS RELEASE, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. INFORMATION CONCERNING FACTORS THAT COULD CAUSE GETTY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE FORWARD LOOKING RESULTS CAN BE FOUND IN ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, AS WELL AS IN THE OTHER FILINGS IT MAKES WITH THE SECURITIES AND EXCHANGE COMMISSION. GETTY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Contact:	Thomas Stirnweis
(516) 478-5403